Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

July 23, 2024

Learn SPAC HoldCo, Inc.
11755 Wilshire Boulevard, Suite 2320
Los Angeles, California 90025

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Learn SPAC HoldCo, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the Company’s (i) shares (the “Shares”) of common stock, $0.0001 par value per share (“Common Stock”), and (ii) warrants to acquire Common Stock (“Warrants” and, together with the Shares, the “Registered Securities”). The Registered Securities are to be issued pursuant to the terms of the Business Combination Agreement, dated as of October 24, 2023 (the “Business Combination Agreement”), by and among the Company, Learn CW Investment Corporation, a Cayman Islands exempted company with limited liability (“Learn CW”), LCW Merger Sub, Inc., a Delaware corporation (“LCW Merger Sub”), Innventure LLC, a Delaware limited liability company (“Innventure”), and Innventure Merger Sub, LLC, a Delaware limited liability company (“Innventure Merger Sub”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

The Business Combination Agreement provides for, among other things, the following mergers: (i) LCW Merger Sub will merge with and into Learn CW, with Learn CW being the surviving company (the “LCW Merger”), and (ii) Innventure Merger Sub will merge with and into Innventure, with Innventure being the surviving company (the “Innventure Merger” and, together with the LCW Merger, the “Mergers”).  Following the Mergers, each of Learn CW and Innventure will be a subsidiary of the Company, and the Company will become a publicly traded company. The Shares consist of (i) shares of Common Stock issuable at the effective time of the Mergers (the “Closing Shares”) pursuant to (a) Section 3.02(a) of the Business Combination Agreement, resulting from the conversion of the Innventure Units (other than the Class PCTA Units and the Class I Units) and Class B Preferred Warrants outstanding at the effective time of the Innventure Merger (other than units, excluding Class PCTA Units and the Class I Units, to be cancelled pursuant to Section 3.04 of the Business Combination Agreement)into the right to receive a number of shares of Common Stock, (b) Section 3.02(b) of the Business Combination Agreement, resulting from the conversion of Learn CW Ordinary Shares outstanding at the time of the LCW Merger (other than shares to be cancelled pursuant to Section 3.04 of the Business Combination Agreement and any Redemption Shares) and (c) Section 3.02(f) of the Business Combination Agreement, resulting from the issuance of Company Earnout Shares upon achievement of the Milestone Conditions; and (ii) shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) which consist of Learn CW Public Warrants and Learn CW Private Placement Warrants to be assumed by the Company pursuant to Section 3.02(d) of the Business Combination Agreement. The Mergers are subject to satisfaction or waiver of a number of conditions, including approval by the ordinary shareholders of Learn CW of the transactions contemplated by the Business Combination Agreement.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

The Warrants will be governed by the Warrant Agreement (the “Warrant Agreement”), dated as of October 12, 2021, by and between Innventure and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), as assigned to and assumed by the Company pursuant to a Warrant Assumption Agreement to be entered into by and among Learn CW, the Company, and the Warrant Agent in connection with the consummation of the Mergers (the “Warrant Assumption Agreement” and, the Warrant Agreement as assigned and assumed pursuant thereto, the “Assumed Warrant Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement, (ii) the Business Combination Agreement, (iii) the Company’s certificate of incorporation, (iv) the Warrant Agreement, (v) the form of Warrant Assumption Agreement that is filed as Exhibit 4.2 to the Registration Statement, (vi) the form of Amended and Restated Certificate of Incorporation of the Company, attached as Annex I to the Registration Statement (the “A&R Charter”), (vii) the form of Amended Bylaws of the Company, attached as Annex J to the Registration Statement (the “Amended Bylaws”), and (viii) the resolutions adopted by the board of directors of the Company relating to (i)-(vii) above, and the issuance of the Registered Securities by the Company.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that each of the Company and the Warrant Agent will duly authorize, execute and deliver the Warrant Assumption Agreement, and that the Warrant Agent (i) is validly existing and (ii) has duly authorized, executed and delivered the Warrant Agreement and has all requisite legal ability to do so. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that:

(i)
Each Closing Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act,  (ii) the A&R Charter shall have been filed in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Mergers shall have become effective under the DGCL, (iv) the LCW Merger shall have become effective under the Companies Act (As Revised) of the Cayman Islands and (v) a certificate representing such Closing Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Closing Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Closing Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

(ii)
Each Warrant will constitute the valid and binding obligation of the Company when assumed pursuant to the terms of the Warrant Agreement and the Merger Agreement and upon the execution and delivery of the Warrant Assumption Agreement by the parties thereto.

(iii)
Each Warrant Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the A&R Charter shall have been filed in accordance with the DGCL, (iii) the Innventure Merger shall have become effective under the DGCL, (iv) the LCW Merger shall have become effective under the Companies Act (As Revised) of the Cayman Islands and (iv) a certificate representing such Warrant Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Warrant Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Share to the person entitled thereto, in each case against payment of the agreed consideration therefore (not less than the par value thereof) in accordance with the terms of the Assumed Warrant Agreement.

In rendering the opinion in paragraph (iii) above, we have also assumed that (I) neither the execution and delivery by the Company of the Warrant Assumption Agreement nor the performance by the Company of its obligations under the Assumed Warrant Agreement: (a) conflicts or will conflict with the A&R Charter or Amended Bylaws, (b) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (c) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (d) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (d) with respect to the laws of the State of New York); and (II) neither the execution and delivery by the Company of the Warrant Assumption Agreement nor the performance by the Company of its obligations under the Assumed Warrant Agreement, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the laws of the Cayman Islands, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP